UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 26, 2008
Artes Medical, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33205	33-0870808

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
5870 Pacific Center Boulevard
San Diego, California 92121
(Address of Principal Executive Offices, with Zip Code)
(858) 550-9999
(Registrant’s telephone number, including area code)
n/a
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 3.02. Unregistered Sales of Equity Securities
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EXHIBIT 4.23
EXHIBIT 4.24
EXHIBIT 10.50
EXHIBIT 10.51
EXHIBIT 10.52
EXHIBIT 99.1

Item 1.01. Entry into a Material Definitive Agreement
On September 26, 2008, Artes Medical, Inc. (the “Company”) completed a financing with accredited investors raising approximately $2.4 million from a private placement of its common stock and related warrants. Empire Asset Management Company served as the placement agent for the transaction.
The Company issued approximately 2,735,817 shares of common stock at a purchase price of $0.73 per share. The Company also issued to these investors warrants to purchase an additional 1,367,916 shares of common stock at an exercise price of $0.75 per share. The warrants will be exercisable no sooner than six months following the closing of the private placement and will expire on March 26, 2014. In addition, the Company issued 497,228 shares of common stock at a purchase price of $0.8125 per share and warrants to purchase 248,616 shares of common stock, at an exercise price of $0.75 per share, to investors who may be deemed to be affiliated with a member of its board of directors.
Under the terms of the engagement agreement, the Company paid Empire a cash fee equal to 8% of the aggregate proceeds raised in the financing and issued warrants to purchase up to 218,865 shares of common stock at an exercise price of $0.73 per share, up to 129,322 shares of common stock at an exercise price of $0.75 and up to 39,778 shares of common stock at an exercise price of $0.8125 per share.
In connection with the financing, the Company agreed that the investors will be entitled to certain registration rights with respect to the common stock purchased and the common stock underlying the warrants in connection with a registered offering by the Company as described in the form of warrant attached hereto as Exhibit 4.23. The warrants contain full-ratchet anti-dilution provisions for twelve months and weighted-average anti-dilution provisions after twelve months, subject to any stockholder approval required by applicable rules of the Nasdaq Global Market. The Company also granted the investors the right to participate, on the same terms as new investors, in any follow-on financing within six months of the closing of the financing on a pro-rata basis.
A complete copy of the form of warrant, the form of warrants issued to the placement agent, the forms of subscription agreement, the placement agent agreement and the Company’s press release related to the financing are attached hereto as Exhibits 4.23, 4.24, 10.50, 10.51, 10.52 and 99.1, respectively, and are incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities.
In connection with the September 26, 2008 private placement described in Item 1.01 above, the Company issued 3,233,045 shares of its common stock and warrants to purchase up to 1,616,532 additional shares of its common stock to accredited investors. The Company also issued warrants to purchase up to 387,965 shares of our common stock to the placement agent in the financing. The shares of common stock and the warrants were offered and sold in reliance on exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder, and in reliance on similar exemptions under applicable state securities laws.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description
4.23	Form of Warrant

4.24	Form of Placement Agent Warrant

10.50	Form of Subscription Agreement

10.51	Form of Subscription Agreement (Affiliates)

10.52	Placement Agent Agreement, dated September 17, 2008, by and between us and Empire Asset Management Company

99.1	Press release, dated September 26, 2008

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Dated: September 26, 2008

Artes Medical, Inc.
By:	/s/ Karla R. Kelly
Karla R. Kelly
Chief Legal Officer, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
4.23	Form of Warrant

4.24	Form of Placement Agent Warrant

10.50	Form of Subscription Agreement

10.51	Form of Subscription Agreement (Affiliates)

10.52	Placement Agent Agreement, dated September 17, 2008, by and between us and Empire Asset Management Company

99.1	Press release, dated September 26, 2008